LIFE PARTNERS REPORTS EARNINGS INCREASE FOR FIRST QUARTER 2007

WACO, TX — June 14, 2007 — Life Partners Holdings, Inc. (NASDAQ GM: LPHI), parent company of Life Partners, Inc., today announced net income of $4.7 million, or $0.49 per share for its first quarter ended May 31, 2007, compared to $0.5 million, or $0.05 per share, for first quarter of 2006. Life Partners also announced first quarter revenues of approximately $17.6 million compared to revenues of $6.2 million during the first quarter of last year. Total business volume for the first quarter, as measured in policy face values transacted increased by 180% from $28.7 million last year to $80.3 million this year.

Earnings for the first quarter continued an exceptionally strong trend for the third quarter in a row. Life Partners attributed increased revenues generally to increasing interest in the life settlement market. The substantial increase in net income resulted from the steady trend toward closing fewer policies with higher face values and from much higher operating income over a relatively fixed cost, operating structure.

Among the key financial results which LPHI expects to report are:

FIRST QUARTER
	Q1 2007	Q1 2006
Revenues	$17.6 million	$6.2 million
Income from Operations	$6.8 million	$0.6 million
Pre-tax Income	$7.0 million	$0.3 million
Net Income	$4.7 million	$0.2 million
Earnings Per Share	$0.49 per share	$0.05 per share

Brian Pardo, Chief Executive Officer, said, "As these results clearly demonstrate, we believe our outstanding performance this quarter is a direct result of the continuing growth in the life settlement market coupled with our unique ability to provide excellent service within a very reasonable cost structure. Our proprietary software and processes benefit not only our clients and shareholders, but the thousands of wealthy seniors that are realizing the financial option we provide by turning their unwanted life insurance into cash. This increasing market awareness has made the life settlement market one of the fastest growing segments of the financial services sector and our expertise and operational efficiency has made Life Partners one of the fastest growing companies within that sector.”

The Company intends to file its quarterly report on Form 10-QSB with the Securities and Exchange Commission on or about July 15, 2007.

Life Partners is the world's oldest and one of the most active companies in the United States engaged in the secondary market for life insurance, commonly called "life settlements". Since its incorporation in 1991, Life Partners has completed over 50,000 transactions for its worldwide client base of over 15,000 high net worth individuals and institutions in connection with the purchase of over 5,700 policies totaling approximately $780 million in face value.

Safe Harbor - This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. The statements in this news release that are not historical statements, including statements regarding future financial performance, the market for our services, and projected total business volume, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from such statements. For information concerning these risks and uncertainties, see our most recent Form 10-KSB. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

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FOR MORE INFORMATION, CONTACT:
Shareholder Relations (254) 751-7797
or info@lifepartnersinc.com
Visit our website at: www.lphi.com

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